                                                             Rule 424(b)(3)
                                                             File No. 333-77041
                       SUPPLEMENT DATED DECEMBER 13, 1999

                                       TO

                            PROFILE DATED MAY 1, 1999
                                       AND
                          PROSPECTUS DATED MAY 1, 1999

                                       FOR

                              MFS REGATTA PLATINUM
                           VARIABLE AND FIXED ANNUITY

              ISSUED BY SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)


         As disclosed in the Prospectus dated May 1, 1999 (the "Prospectus") for MFS Regatta Platinum Variable and Fixed Annuity, our affiliate Massachusetts Financial Services Company ("MFS") has retained Foreign & Colonial Management Limited ("FCM") and its subsidiary, Foreign & Colonial Emerging Markets Limited ("FCEM"), as sub-advisers to manage the assets of MFS/Foreign & Colonial Emerging Markets Equity Series (the "Series"). As disclosed in the prospectus for the MFS/Sun Life Series Trust that accompanies the Prospectus, the Series seeks capital appreciation by investing primarily in emerging market securities.

         Effective December 1, 1999, MFS assumed all portfolio management responsibilities for emerging market securities from FCM and FCEM with respect to the Series, and the sub-investment advisory agreements pursuant to which FCM and FCEM provided their services to the Series were terminated. All references to FCM, FCEM and the sub-investment advisory agreements with respect to the Series contained in the Prospectus are hereby deleted.

         Additionally, effective December 1, 1999, the name of the Series as it appears in the Profile dated May 1, 1999 for MFS Regatta Platinum Variable and Fixed Annuity and in the Prospectus was changed to "Emerging Markets Equity Series."



THIS SUPPLEMENT IS NOT VALID UNLESS ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF MFS REGATTA PLATINUM VARIABLE AND FIXED ANNUITY, DATED MAY 1, 1999, AND THE CURRENT PROSPECTUS OF THE MFS/SUN LIFE SERIES TRUST. THIS SUPPLEMENT AND THE PROSPECTUSES SHOULD BE READ AND RETAINED FOR FURTHER REFERENCE.















PLATSUPP-3  12/99

                                                             Rule 424(b)(3)
                                                             File No. 333-77041


                       SUPPLEMENT DATED DECEMBER 13, 1999

                                       TO

                            PROFILE DATED MAY 1, 1999
                                       AND
                          PROSPECTUS DATED MAY 1, 1999

                                       FOR

                                MFS REGATTA GOLD
                           VARIABLE AND FIXED ANNUITY

              ISSUED BY SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)


         As disclosed in the Prospectus dated May 1, 1999 (the "Prospectus") for MFS Regatta Gold Variable and Fixed Annuity, our affiliate Massachusetts Financial Services Company ("MFS") has retained Foreign & Colonial Management Limited ("FCM") and its subsidiary, Foreign & Colonial Emerging Markets Limited ("FCEM"), as sub-advisers to manage the assets of MFS/Foreign & Colonial Emerging Markets Equity Series (the "Series"). As disclosed in the prospectus for the MFS/Sun Life Series Trust that accompanies the Prospectus, the Series seeks capital appreciation by investing primarily in emerging market securities.

         Effective December 1, 1999, MFS assumed all portfolio management responsibilities for emerging market securities from FCM and FCEM with respect to the Series, and the sub-investment advisory agreements pursuant to which FCM and FCEM provided their services to the Series were terminated. All references to FCM, FCEM and the sub-investment advisory agreements with respect to the Series contained in the Prospectus are hereby deleted.

         Additionally, effective December 1, 1999, the name of the Series as it appears in the Profile dated May 1, 1999 for MFS Regatta Gold Variable and Fixed Annuity and in the Prospectus was changed to "Emerging Markets Equity Series."



THIS SUPPLEMENT IS NOT VALID UNLESS ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF MFS REGATTA GOLD VARIABLE AND FIXED ANNUITY, DATED MAY 1, 1999, AND THE CURRENT PROSPECTUS OF THE MFS/SUN LIFE SERIES TRUST. THIS SUPPLEMENT AND THE PROSPECTUSES SHOULD BE READ AND RETAINED FOR FURTHER REFERENCE.















GOLDSUPP-3  12/99